As filed with the Securities and Exchange Commission on May 5, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORTEVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-4979096
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9330 Zionsville Road,

Indianapolis, Indiana 46268

(833) 267-8382

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cornel B. Fuerer

Senior Vice President, General Counsel and Secretary

Corteva, Inc.

974 Centre Road

Wilmington, Delaware 19805

(302) 485-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

E. I. DU PONT DE NEMOURS AND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	51-0014090
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9330 Zionsville Road

Indianapolis, Indiana 46268

(833) 267-8382

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cornel B. Fuerer

Senior Vice President, General Counsel and Secretary

E.I. du Pont de Nemours and Company

974 Centre Road

Wilmington, Delaware 19805

(302) 485-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Nicholas A. Dorsey

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Telephone: (212) 474-1000

Facsimile: (212) 474-3700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Corteva, Inc.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

E. I. du Pont de Nemours and Company

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Corteva, Inc.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

(and guarantees thereof)

Warrants

Subscription Rights

Purchase Contracts

Purchase Units

E. I. du Pont de Nemours and Company

Debt Securities

(and guarantees thereof)

Corteva, Inc. (“Corteva”) may offer, issue and sell, together or separately:

•	shares of its common stock;

•	shares of its preferred stock, which may be issued in one or more series;

•	depositary receipts, representing fractional shares of its preferred stock, which are called depositary shares;

•	debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities;

•	guarantees of any debt securities of its subsidiary, E. I. du Pont de Nemours and Company;

•	warrants to purchase shares of its common stock, shares of its preferred stock or its debt securities;

•	subscription rights to purchase shares of its common stock, shares of its preferred stock or its debt securities;

•	purchase contracts to purchase shares of its common stock, shares of its preferred stock or its debt securities;

•	purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities; and

•	any combination of the foregoing, securing the holder’s obligation to purchase its common stock or other securities under the purchase contracts.

E. I. du Pont de Nemours and Company (“EID”) may offer, issue and sell, together or separately:

•	debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities; and

•	guarantees of any debt securities of its parent, Corteva, Inc.

Corteva or EID, as applicable, will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 4 before you make your investment decision.

Corteva and EID may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Corteva’s common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “CTVA.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 5, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement filed with the SEC using a “shelf” registration process. Under this process, Corteva and EID may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that Corteva and EID may offer. Each time Corteva or EID sell securities, such issuer will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of such issuer, together with the additional information described under the heading “Where You Can Find More Information.”

Neither Corteva nor EID has authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of Corteva or EID, as applicable. Corteva and EID take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither Corteva nor EID is making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms the “Company,” “we,” “our” and “us” refer to Corteva, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires. “Corteva” and “EID” refer solely to Corteva, Inc. and E. I. du Pont de Nemours and Company, respectively.

WHERE YOU CAN FIND MORE INFORMATION

Corteva is a “successor issuer” to EID pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Corteva files annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the Exchange Act, and such annual and quarterly reports are filed jointly on combined reports with EID. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	Corteva’s and EID’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 10, 2022;

•	Corteva’s and EID’s Quarterly Report on Form 10-Q for the first quarter ended March 31, 2022, filed with the SEC on May 5, 2022;

•	Corteva’s Current Reports on Form 8-K, filed with the SEC on February 8, 2022 and May 5, 2022;

•

Information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2021 from Corteva’s Proxy Statement, on Schedule 14A, filed with the SEC on March 18, 2022; and

•

The description of Corteva’s Common Stock, which is contained in its registration statement on Form 10 (File No. 001-38710) filed on October 18, 2018, including any amendments or reports filed for purposes of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone the registrants at the following:

Corteva, Inc.

974 Centre Road

Wilmington, Delaware 19805

Attention: Investor Relations

(302) 485-3000

E.I. du Pont de Nemours and Company

974 Centre Road

Wilmington, Delaware 19805

Attention: Investor Relations

(302) 485-3000

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference herein or therein contain or may contain certain estimates and forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about our financial results and outlook; strategy for growth; product development; regulatory approvals; market position; capital allocation strategy; liquidity; environmental, social and governance targets and initiatives; the anticipated benefits of acquisitions, restructuring actions, or cost savings initiatives; and the outcome of contingencies, such as litigation and environmental matters are forward-looking statements.

Forward-looking statements and other estimates are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements and other estimates also involve risks and uncertainties, many of which are beyond our control. While the lists of risk factors presented in this prospectus, any accompanying prospectus supplement and any documents incorporated herein or therein by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC, are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on our business, results of operations and financial condition.

Additionally, there may be other risks and uncertainties that we are unable to, as of the date of this prospectus, identify or that we do not, as of the date of this prospectus, expect to have a material impact on our business. Where, in any forward-looking statement or other estimate, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and any documents incorporated herein or therein by reference. We disclaim and do not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law.

THE COMPANY

We are a leading global provider of seed and crop protection solutions focused on the agriculture industry and contributing to a healthier, more secure and sustainable food supply. The Company is focused on advancing its science-based innovation, which aims to deliver a wide range of improved products and services to its customers. We have one of the broadest and most productive new product pipelines in the agriculture industry. The Company intends to leverage its rich heritage of scientific achievement to advance its robust innovation pipeline and continue to shape the future of responsible agriculture. New products are crucial to solving farmers’ productivity challenges amid a growing global population while addressing natural resistance, regulatory changes, safety requirements and competitive dynamics. The Company’s investment in technology-based and solution-based product offerings allows it to meet farmers’ evolving needs while ensuring that its investments generate sufficient returns. Meanwhile, through our unique routes to market, the Company continues to work face-to-face with farmers around the world to understand their needs. The Company’s broad portfolio of agriculture solutions fuels farmer productivity in approximately 140 countries. Total worldwide employment at December 31, 2021 was about 21,000 people.

On June 1, 2019, Corteva became an independent, publicly traded company through the previously announced separation (the “Separation”) of the agriculture business of DowDuPont. The Separation was effectuated through a pro rata distribution of all of the then-issued and outstanding shares of common stock, par value $0.01 per share, of Corteva, which was then a wholly-owned subsidiary of DowDuPont, to holders of record of DowDuPont common stock as of the close of business on May 24, 2019. In connection with the Separation, DowDuPont, Inc. changed its name to DuPont de Nemours, Inc.

The Dow Chemical Company (“Heritage Dow”) and EID engaged in a series of internal reorganization and realignment steps to realign their businesses into three divisions: agriculture, materials science and specialty products. As a result of an internal reorganization on May 2, 2019, DowDuPont conveyed Heritage Dow’s agriculture business to EID, and, on May 31, 2019, EID was contributed to Corteva. As a result, Corteva owns 100% of the outstanding common stock of EID. Prior to March 31, 2019, Corteva had engaged in no business operations and had no assets or liabilities of any kind, other than those incident to its formation. EID continues to be a reporting company and is deemed to be the predecessor to Corteva, with the historical results of EID to be deemed the historical results of Corteva for periods prior to and including May 31, 2019.

Shares of EID preferred stock, $3.50 Series and $4.50 Series, issued and outstanding immediately prior to the Separation remain issued and outstanding and were unaffected by the Separation.

The principal office of Corteva and EID is located at 9300 Zionsville Road, Indianapolis, Indiana, and the telephone number of Corteva and EID is (833) 267-8382. Corteva maintains a website at www.corteva.com. The information on Corteva’s website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

Additional information concerning us and our subsidiaries is included in the documents filed with the SEC and incorporated herein by reference. See the discussion under “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K and on Form 10-Q for the quarter ended March 31, 2022 (together with any material changes thereto contained in subsequently filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts, purchase units and guarantees that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered. As used in the following summary descriptions of the various securities that may be offered and sold from time to time, the terms “Corteva,” “we,” “our” and “us” refer to Corteva, Inc., a Delaware corporation, and do not, unless otherwise specified, include EID or our other subsidiaries.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our certificate of incorporation, as amended, and our bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our certificate of incorporation and bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our authorized capital stock consists of 1,666,666,667 shares of common stock, par value $0.01 per share, and 250,000,000 shares of preferred stock, par value $0.01 per share. The number of authorized shares of any class may be increased or decreased by an amendment to our certificate of incorporation proposed by our board of directors and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.

As of April 28, 2022, 723,700,000 shares of Corteva’s common stock, $0.01 par value, were outstanding.

Common Stock

Except as otherwise provided for by resolution or resolutions of our board of directors with respect to the issuance of any series of preferred stock or by the DGCL, the holders of outstanding shares of our common stock have the exclusive right to vote on all matters requiring stockholder action. On each matter on which holders of our common stock are entitled to vote, each outstanding share of such common stock will be entitled to one vote. Subject to the rights of holders of any series of outstanding preferred stock, holders of shares of our common stock have equal rights of participation in the dividends and other distributions in cash, stock or property of Corteva when, as and if declare thereon by our board of directors from time to time out of assets or funds of Corteva legally available therefor and have equal rights to receive the assets and funds of Corteva available for distribution to stockholders in the event of any liquidation, dissolution or winding up of the affairs of Corteva, whether voluntary or involuntary.

Preferred Stock

This section describes the general terms and provisions of preferred stock that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. If there are differences between the prospectus supplement relating to a particular series of preferred stock and this prospectus, the prospectus supplement will control. We will file a copy of the certificate of amendment to our certificate of incorporation that contains the terms of each new series of preferred stock with the Secretary of the State of Delaware and with the SEC each time we issue a new series of preferred stock. Each such certificate of amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of amendment as well as our certificate of incorporation before deciding to buy shares of our preferred stock as described in any accompanying prospectus supplement.

Our board of directors has been authorized to provide for the issuance of up to 250,000,000 shares of our preferred stock in multiple series without the approval of shareholders. With respect to each series of our preferred stock, the shares of such series will have such voting powers, full or limited, if any, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed in the resolution or resolutions providing for the issue of such series, adopted by our board of directors. The authority of our board of directors with respect to such series includes, but is not limited to, the determination or fixing of the following:

•	the designation of the series;

•

the number of shares within the series, which number the board of directors may thereafter (except where otherwise provided in the certificate of designation for such series) increase or decrease (but not below the number of shares of such series then outstanding);

•

the dividend rate, if any, payable to holders of shares of such series, any conditions and dates upon which such dividends will be payable, the relation which such dividends will bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of Corteva, and whether such dividends will be cumulative or non-cumulative;

•

whether the shares of such series will be subject to redemption by Corteva, in whole or in part, at the option of Corteva or of the holders thereof, and, if made subject to such redemption, the times, prices, form of payment and other terms and conditions of such redemption;

•	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

•

whether or not the shares of such series will be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of Corteva or any other security, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

•	the extent, if any, to which the holders of shares of such series will be entitled to vote generally, with respect to the election of directors, upon specified events or otherwise;

•	the restrictions, if any, on the issue or reissue of any additional preferred stock; and

•	the rights and preferences of the holders of the shares of such series upon any voluntary or involuntary liquidation or dissolution of, or upon the distribution of assets of, Corteva.

The right of a holder of preferred stock to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors.

Charter and Bylaw Provisions; Takeover Statutes

A number of provisions in our certificate of incorporation and bylaws as well as the DGCL may make it more difficult to acquire control of Corteva or remove our management.

Structure of Board

Our board of directors is elected annually. Our bylaws provide that each director will hold office for a term expiring at the next succeeding annual meeting of stockholders and until such director’s successor is duly elected and qualified. Our board of directors, in accordance with our bylaws, will consist of between 6 and 16 directors, with the number of directors to be determined only by resolution adopted by a majority of the entire board. Furthermore, subject to the provisions of our certificate of incorporation and the rights of the holders of any class or series of preferred stock to elect directors, any vacancies on the board caused by death, removal or resignation of any director or any other cause, and any newly created directorships resulting from an increase in the authorized number of directors, will be permitted to be filled only by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by stockholders. This provision could prevent a stockholder from obtaining majority representation on our board of directors by allowing our board of directors to enlarge and fill the new directorships with our board of director’s own nominees.

Removal of Directors

In accordance with the DGCL and subject to the rights of the holders of any class or series of preferred stock, the entire board of directors or any individual director may be removed at any time, with or without cause, only by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of Corteva then entitled to vote generally in the election of directors, voting as a single class.

Advance Notice of Proposals and Nominations

Our bylaws provide that stockholders must give timely written notice to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. Generally, to be timely, a stockholder’s notice will be required to be delivered to the Secretary of Corteva not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date we first mailed our proxy materials for the preceding year’s annual meeting. Our bylaws also specify the form and content of a stockholder’s notice.

Limits on Special Meetings

Our bylaws provide that special meetings of stockholders may be called by order of our board of directors or by written request of stockholders holding together at least 25% of all the shares of Corteva entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. These provisions may prevent stockholders from bringing matters before an annual meeting of stockholders or from nominating candidates for election as directors at an annual meeting of stockholders.

Amendment of the Bylaws

Our board of directors is authorized to amend, alter, change, adopt and repeal our bylaws by the affirmative vote of a majority of total directors present or by unanimous consent. Stockholders also have the power to amend, alter, change, adopt and repeal our bylaws by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of Corteva then entitled to vote generally in the election of directors, voting as a single class.

Takeover Statutes

Section 203 of the DGCL generally prohibits “business combinations”, including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an “interested stockholder” who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, prior to the person becoming an interested stockholder, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the interested stockholder owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 662/3% of the outstanding voting stock not owned by the interested stockholder. We did not opt out of the protections of Section 203 of the DGCL. As a result, the statute applies to Corteva.

Exclusive Forum

Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Corteva, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Corteva director, officer or other employee to Corteva or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine. Our bylaws also provide that we are entitled to equitable relief, including injunction and specific performance, to enforce such provisions regarding forum. These provisions do not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act or the respective rules and regulations promulgated thereunder.

Listing

Our common stock is listed on NYSE under the symbol “CTVA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

Corteva and EID may each individually offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security. The debt securities will be unsecured, unless otherwise stated in the applicable prospectus supplement, and will be the sole obligation of the respective issuer. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, (i) Corteva debt securities will be issued in one or more series under an indenture to be entered into between Corteva and U.S. Bank National Association, as trustee, or such other trustee named therein a form of which is attached to the registration statement of which this prospectus forms a part, which you should review for additional information, and (ii) EID debt securities will be issued in one or more series under an indenture dated as of May 15, 2020, between EID and U.S. Bank National Association, as trustee, as amended, supplemented or updated from time to time (“EID Indenture”), a copy of which is attached as an exhibit to the registration statement of which this prospectus forms a part, which you should review for additional information. The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the applicable indenture by the Trust Indenture Act of 1939, as amended (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the applicable indenture in their entirety before investing in the debt securities of either Corteva or EID.

The aggregate principal amount of debt securities that may be issued under either indenture is unlimited. The prospectus supplement relating to any series of debt securities that Corteva or EID may offer will contain the specific terms of such debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	any limitations on recourse to subsidiaries of the issuer;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the issuer may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•	the issuer’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the applicable indenture both with and without the consent of holders of debt securities issued under such indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the applicable indenture with respect to such series of debt securities).

General

Each of Corteva and EID may sell debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless otherwise stated in the applicable prospectus supplement, Corteva or EID, as applicable, may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

The accompanying prospectus supplement will describe any other special considerations for any debt securities that Corteva or EID sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to the series of debt securities will be described in an accompanying prospectus supplement.

Corteva and EID expect most debt securities to be issued in fully registered form without coupons and in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the applicable indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees of Debt Securities

The applicable prospectus supplement will describe whether EID will guarantee the debt securities of Corteva offered thereby or whether Corteva will guarantee the debt securities of EID offered thereby, as applicable. Unless otherwise so stated, no guarantees will be provided. If a guarantee is provided, the guarantor will guarantee, fully and unconditionally unless otherwise provided in the applicable prospectus supplement, the payment of the principal, premium, if any, and interest on the debt securities as they become due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. The terms of the guarantees of any debt securities, including the circumstances in which the guarantee may be released, will be described in an applicable prospectus supplement.

Global Securities

Unless otherwise provided in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The Corteva indenture (including any guarantees) and the related debt securities shall be construed in accordance with, and governed by, the laws of the State of New York. The EID Indenture is, and the related debt Securities (including any guarantee) will be, construed in accordance with, and governed by, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;

•	the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

Corteva, EID and the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

In addition, Corteva or EID may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from Corteva or EID, as applicable, or others to settle such sales and may use securities received from Corteva or EID, as applicable, to close out any related short positions. Corteva or EID may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, will be described in an accompanying prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Cravath, Swaine & Moore LLP, will issue an opinion regarding the authorization and validity of the securities and certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The audited financial statements and management’s assessments of the effectiveness of internal control over financial reporting of Corteva, Inc. and of E. I. du Pont de Nemours and Company (which is included in Corteva, Inc.’s and E. I. du Pont de Nemours and Company’s Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Corteva, Inc.’s and E. I. du Pont de Nemours and Company’s Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrants.

Securities and Exchange Commission Registration Fee	$	*
Accounting Fees and Expenses	$	**
Legal Fees and Expenses	$	**
Printing Fees	$	**
Transfer Agents and Trustees’ Fees and Expenses	$	**
Rating Agency Fees	$	**
Stock Exchange Listing Fees	$	**
Miscellaneous	$	**

Total	$	—

*	Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.
**

Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not, as of the date of this prospectus, determinable.

Item 15. Indemnification of Directors and Officers.

Each of Corteva and EID is a Delaware corporation. Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

Corteva’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by the DGCL. Corteva also has indemnification agreements with its directors and officers. In addition, Corteva maintains liability insurance for its directors and officers.

EID’s Fourth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by Section 145 of the DGCL. EID also has indemnification agreements with its directors and officers. In addition, EID maintains liability insurance for its directors and officers.

Item 16. List of Exhibits.

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1**	Amended and Restated Certificate of Incorporation of Corteva, Inc. (incorporated by reference to Exhibit No. 3.1 to Corteva, Inc.’s Current Report on Form 8-K, filed on June 3, 2019).

3.2**	Amended and Restated Bylaws of Corteva, Inc. (incorporated by reference to Exhibit No. 3.1 to Corteva, Inc.’s Current Report on Form 8-K, filed on October 10, 2019).

3.3**	Fourth Amended and Restated Certificate of Incorporation of E.I. du Pont de Nemours and Company (incorporated by reference to Exhibit 3.1 to E.I. du Pont de Nemours and Company’s Current Report on Form 8-K, filed on September 1, 2017).

3.4**	Amended and Restated Bylaws of E.I. du Pont de Nemours and Company (incorporated by reference to Exhibit 3.2 to E.I. du Pont de Nemours and Company’s Current Report on Form 8-K, filed on September 1, 2017).

3.5*	Form of Certificate of Designations with respect to any preferred stock issued hereunder.

4.1*	Form of Depositary Agreement (including form of Depositary Receipt).

4.2**	Form of Indenture for debt securities between Corteva, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit No. 4.2 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, filed on February 14, 2020).

4.3**	Form of Supplemental Indenture for debt securities between Corteva, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit No. 4.3 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, filed on February 14, 2020).

4.4**	Indenture dated as of May 15, 2020, between E.I. du Pont de Nemours and Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit No. 4.1 to Corteva, Inc’s Current Report on Form 8-K, filed on May 15, 2020).

4.5**	First Supplemental Indenture, dated as of May 15, 2020, to Indenture dated as of May 15, 2020, between E.I. du Pont de Nemours and Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit No. 4.2 to Corteva, Inc’s Current Report on Form 8-K, filed on May 15, 2020).

4.6*	Form of Warrant Agreement (including form of Warrant Certificate).

4.7*	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).

4.8*	Form of Purchase Contract Agreement (including form of Purchase Contract Certificate).

4.9*	Form of Purchase Unit Agreement (including form of Purchase Unit Certificate).

5.1	Opinion of the Cravath, Swaine & Moore LLP.

23.1	Consent of PricewaterhouseCoopers LLP for Corteva, Inc.

23.2	Consent of PricewaterhouseCoopers LLP for E.I. du Pont de Nemours and Company.

23.5	Consent of the Cravath, Swaine & Moore LLP (included in Exhibit 5.1 hereto).

Exhibit No.	Description

24.1	Power of Attorney

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association with respect to Exhibit 4.2.

25.2	Statement of Eligibility on Form T-1 of U.S. Bank National Association with respect to Exhibit 4.4.

107.1	Filing Fee Table

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.
**	Previously filed.

Item 17. Undertakings.

Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report of Corteva and EID pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on this 5th day of May 2022.

Corteva, Inc.

By:	/s/ David J. Anderson
Name:	David J. Anderson
Title:	Executive Vice President, Chief
Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles V. Magro, David J. Anderson, and Cornel B. Fuerer, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Charles V. Magro	Chief Executive Officer and Director	May 5, 2022
Charles V. Magro	(Principal Executive Officer)

Executive Vice President, Chief Financial Officer and Director
/s/ David J. Anderson		May 5, 2022
David J. Anderson	(Principal Financial Officer)

/s/ Brian J. Titus	Vice President, Controller	May 5, 2022
Brian J. Titus	(Principal Accounting Officer)

*	Non-Executive Board Chair and Director	May 5, 2022
Gregory R. Page

*	Director	May 5, 2022
Lamberto Andreotti

*	Director	May 5, 2022
David C. Everitt

*	Director	May 5, 2022
Klaus Engel

Signature	Title	Date
*	Director	May 5, 2022
Michael O. Johanns

*	Director	May 5, 2022
Janet P. Giesselman

*	Director	May 5, 2022
Karen H. Grimes

*	Director	May 5, 2022
Rebecca B. Liebert

*	Director	May 5, 2022
Marco M. Lutz

*	Director	May 5, 2022
Nayaki Nayyar

*	Director	May 5, 2022
Kerry J. Preete

*	Director	May 5, 2022
Patrick J. Ward

* Pursuant to Power of Attorney

/s/ David J. Anderson
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on this 5th day of May 2022.

E. I. du Pont de Nemours and Company

By:	/s/ David J. Anderson
Name:	David J. Anderson
Title:	Executive Vice President, Chief
Financial Officer and Director

Pursuant to the requirements of the Securities Act, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Charles V. Magro	Chief Executive Officer and Director	May 5, 2022
Charles V. Magro	(Principal Executive Officer)

Executive Vice President, Chief Financial Officer and Director
/s/ David J. Anderson		May 5, 2022
David J. Anderson	(Principal Financial Officer)

/s/ Brian J. Titus	Vice President, Controller	May 5, 2022
Brian J. Titus	(Principal Accounting Officer)